Exhibit 10.22

CIG WIRELESS CORP.

CONVERTIBLE SECURED NOTE

Issuance Date: March 29, 2012                   Principal Amount: U.S. ***$850,000.00***

Interest Rate: ***4%***

FOR VALUE RECEIVED, CIG Wireless Corp., a Nevada corporation (the “Company”), hereby promises to pay to the order of the undersigned lender or registered assigns (“Holder”) the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) upon thirty (30) days written notice, in accordance with the terms hereof, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate set forth above (the “Interest Rate”) from the date set out above as the Issuance Date (the “Issuance  Date”) until the same becomes due and payable pursuant to the terms and conditions of this note (this “Note”).  Each of the Holder and the Company hereby acknowledges and agrees that the Principal amount due and payable upon this Note represents indebtedness due and payable to the Holder with respect to all such Principal as of the date hereof, together with any and all Interest, fees and reimbursable expenses which become due and payable to the Holder under the terms and conditions hereunder.  Certain additional capitalized terms used herein are defined in Section 19.

1.                  PAYMENTS OF PRINCIPAL. Upon thirty (30) days written notice, the Company shall pay to the Holder the outstanding Principal amount, together with any accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest.  The Company may prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.                  CONVERSION OF NOTE.  In lieu of repayment of this Note in cash, the Holder may request, upon thirty (30) days written notice to the Company, to have the Company repay some or all of the Principal and Interest due and payable in the form of the Company’s common stock (“Common Stock”), at a conversion price of Three Dollars ($3.00) per share (the “Conversion Price”) and the Company shall promptly deliver such Common Stock in accordance with the request of borrower.  Upon delivery of such shares of Common Stock this Note shall be deemed to be repaid and satisfied in full.  All references to the Company’s Common Stock to be issued in satisfaction of conversion of the Note and repayment of Principal and Interest thereby refer to the duly authorized shares of the Company’s Common Stock, $0.00001 par value per share, as disclosed and filed in the Company’s periodic reports with the U.S. Securities and Exchange Commission. Such Common Stock shall be restricted, and may not be transferred by the Holder except pursuant to a valid registration statement or pursuant to an exemption from registration permitted by the Securities Act of 1933, as amended.  Any and all stock certificates representing the Common Stock shall include, as applicable, a legend indicating that the Common Stock is restricted, substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL WHICH IS SATISIFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

3.                  REGISTRATION. The Holder hereby acknowledges that any and shares of Common Stock which may be converted pursuant to this Note shall be restricted when and as issued.  The Company expects the Common Stock to become publicly tradable within approximately six months from the date of issuance in reliance upon Rule 144 promulgated under the Securities Act.  If for any reason the Common Stock cannot be sold or traded in reliance on Rule 144 of the Securities Act within six months of the date of issuance, the Company will permit the Holder to include all or any portion of the Common Stock on any registration statement which may thereafter be filed by the Company.  In the event of such registration, the Company shall use its best efforts to maintain the effectiveness of such registration statement until the Common Stock is sold or until the Common Stock becomes eligible for sale under Rule 144 of the Securities Act.  The Holder agrees to promptly cooperate with any and all requests by the Company to provide information responsive to preparation, filing and requests for effectiveness of the registration statement for the Common Stock.  The Holder will comply with any and all laws, rules and regulations pertaining to such registration and in regard to any and all offers, solicitations, sales or trading of such Common Stock.  The Company makes no representations or warranties in respect of the availability of Rule 144 or SEC determinations of effectiveness of any registration statement filed with respect to the Common Stock. The Company reserves the right to defer, cease or withdraw the registration statement covering the Common Stock in the case of adverse market conditions or other material events pertaining to the Company.

4.                  INTEREST; INTEREST RATE.

a.                   Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall be increased to sixteen percent (16%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided  that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

5.                  RIGHTS UPON EVENT OF DEFAULT.

a.                   Event of Default.  Each of the following events shall constitute an “Event of Default”:

i.                    The suspension from trading or failure of the Company’s common stock listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365 day period;

ii.                  The Company’s or any subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any subsidiary’s failure to pay any redemption payments or amounts hereunder), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

iii.                Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary and, if instituted against the Company or any subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

iv.                The commencement by the Company or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

v.                  The entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of             or in respect of the Company or any subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

vi.                A final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

vii.              The Company individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its subsidiaries, individually or in the aggregate; or

viii.            Any breach or failure in any respect by the Company to comply with any provision of Section 6 of this Note.

6.                  COVENANTS.

a.                   Rank.   All payments due under this Note shall, subject to all other terms and conditions herein, be senior to all other indebtedness of the Company except with respect to indebtedness arising from one or more credit facilities provided to the Company or its subsidiaries in excess of five million U.S. Dollars ($5,000,000) in the aggregate (each, a “Credit Facility”).

b.                  Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) Permitted Indebtedness.

c.                   Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company (collectively, “Liens”) other than Permitted Liens.

7.                  AMENDING THE TERMS OF NOTES. The prior written consent of the Holder shall be required for any change or amendment to this Note. No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Note unless the same consideration is also offered to all of the holders of the Other Notes. The Holder shall be entitled, at its option, to the benefit of any amendment to any of the Other Notes.

8.                  TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder, in whole or in part, without the consent of the Company.

9.                  REISSUANCE OF THIS NOTE.

a.                   Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 9(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 9(d)) to the Holder representing the outstanding Principal not being transferred.

b.                  Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 9(d)) representing the outstanding Principal.

c.                   Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 16(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

d.                  Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 9(a) or Section 9(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

10.              REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11.              PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

12.              SECURITY.   This Note is secured to the extent and in the manner set forth in the Security Agreement.

13.              CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

14.              FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15.              NOTICES; PAYMENTS.

a.                   Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

b.                  Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of sixteen percent (16%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

16.              CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

17.              WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

18.              GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

19.              CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

a.                   “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

b.                    “Eligible Market” means a national stock quotation system, The New York or American Stock Exchange, Inc., the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

c.                   “GAAP” means United States generally accepted accounting principles, consistently applied.

d.                  “Permitted Indebtedness” means (i) indebtedness of the Company outstanding on the date of issuance of this Note; (ii) equipment leases and purchase money obligations of the Company, (iii) indebtedness of the Company pursuant to a traditional credit facility from a bank, financial institution or other institutional lender; or (iv) indebtedness of the Company or its subsidiaries arising under a Credit Facility.

e.                   “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) any Liens existing on the date of issuance of this Note (v) Liens securing the Company’s obligations under the Notes; and (vi) any Liens arising from indebtedness of the Company or its subsidiaries arising under a Credit Facility.

f.                   “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

CIG WIRELESS CORP.
By: /s/ Paul McGinn Name: Paul McGinn Title: CEO

ACKNOWLEDGED AND ACCEPTED:

HOLDER: ENEX GROUP MANAGEMENT SA

By: /s/ Arthur Davis
Name:  Arthur Davis

Title:    President